United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 22, 2022

Date of Report (Date of earliest event reported)

FORTUNE RISE ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40990	86-1850747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13575 58th Street North, Suite 200 Clearwater, Florida	33760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 727-440-4603

48 Bridge Street, Building A, Metuchen, NJ 08840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	FRLAU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	FRLA	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	FRLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Company Officers and Directors

Effective December 22, 2022, each member of the Board of Directors and each officer of Fortune Rise Acquisition Corporation, a Delaware corporation (the “Company”), resigned from their respective positions. There was no known disagreement with any of the Company’s outgoing directors on any matter relating to the Company’s operations, policies or practices.

Effective December 22, 2022, the holder of 95.9% of the issued and outstanding shares of Class B Common Stock of the Company, acting through written consent in accordance with the Company’s Bylaws, appointed Payam Eshraghian as a Class I director and Chairman.

Effective December 22, 2022, Mr. Eshraghian, as the sole director of the Company and through unanimous written consent in accordance with the Company’s Bylaws, appointed Ronald J. Pollack (Class II director) and Ryan Spick (Class III director) to serve as the Company’s directors to fill vacancies left by outgoing directors.

Effective December 22, 2022, Mr. Eshraghian, as the sole director of the Company and through unanimous written consent in accordance with the Company’s Bylaws, appointed J. Richard Iler to serve as the Company’s Principal Executive Officer, Chief Financial Officer (Principal Financial and Accounting Officer), Secretary, and Treasurer.

The following sets forth certain information concerning each new director and officer’s past employment history, for officers, directorships held in public companies, if any, and for directors, their qualifications for service on the Company’s board.

The Company’s directors are appointed for the remainder of the full term of the class of director to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. The Company’s officers are appointed by its Board of Directors and hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office.

J. Richard Iler

J. Richard (Rick) Iler (70), has spent his professional career in the capital markets working in positions as corporate finance, chief financial officer of both public and private companies, and institutional corporate bond salesman with leading wall street firms, e.g., BearStearns, Prudential, Kidder Peabody and Smith Barney.

His operational experience began working for an heir, (Shelton Ranch Corporation) of the legendary King Ranch working in budgeting, cash management and financing activities.  He worked with prominent joint ventures administering operating results with such notable companies as Shell, Prudential, Gulf & Western, and the Pritzker family. He has overseen financial reporting to regulatory agencies for numerous microcap public companies as chief financial officer where his duties evolved around facilitating various financings.

His treasury experience with SavingsBank, a Texas savings bank, entailed chairing the asset/liability and investment committees, where he managed a several hundred million dollar mortgage bond arbitrage guiding it through a period of an inverted yield curve returning an annualized 25% internal rate of return. His experience entailed substantial hedging experience with exchanged traded derivatives.

Throughout his career, he has been part of various investment classes of stock, debt and off balance sheet instruments in the aggregate eclipsing several hundred million in equities and debt. He has been part of high net worth, venture capital firms and leading investment banking concerns.

He has a B.S. from Grand Valley State University and attended South Texas College of Law completing nearly two of the three-year JD program.

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From 2018 to present, he has been self-employed as an independent consultant for various public companies.

Effective December 1, 2022 (the “Effective Date”), Mr. Iler entered into a Consulting Agreement (the “Agreement”) with the Company and OriginClear, Inc., a Nevada corporation (on behalf of Water On Demand, Inc.) pursuant to which Mr. Iler received an initial payment of $50,000 and is to receive separate payments of $25,000 monthly from January through April 2023. The term of the Agreement is for six months starting from the Effective Date, unless earlier terminated. The Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon ten days written notice in the event either party violates any material provision of the Agreement and fails to cure such violation within ten days of written notification of such violation from the other party.

Payam Eshraghian

Payam Eshraghian (51) is Founder and President of Nerve, LLC, a uniquely disruptive insurtech and fintech software firm registered in Delaware and headquartered in California. He is also strategic advisor for Agtools Inc., an AgriTech SaaS company mitigating risks across the global food supply chain. Historically, Mr. Ian has served as a strategic planning executive, retaining years of experience in corporate finance and operations, innovation advisory, business development, project, and alliance management. For both established firms as well as for start-ups, he has overseen operational planning and budget management, merger due diligence and financial modelling, fielded private equity and venture capital stakeholders on multiple continents, mobilized operations teams, achieved high volume sales, and implemented enterprise software. Mr. Ian also routinely reviews trends analysis for achieving scaling economics and risk mitigation for client firms.

Mr. Ian retains an MBA from Cambridge University’s Judge Business School and a BA in Economics and Political Science from the University of California. He is an Innovation Advisor at Beall Applied Innovation, has worked across five industries, and successfully forecasted both the 2008 and 2020 Financial Crises while providing corporate strategic guidance. Mr. Ian retains professional contacts globally, speaks multiple languages and has a passion for utilizing Big Data for competitive advantage.

Mr. Ian was appointed as a director due to his background in corporate finance and operations.

Ronald J. Pollack

Ronald Pollack (65) is an experienced financial professional, angel investor and board member. He current serves on the Board of Directors of Ronati (eCommerce software, privatge) and Venocare (medical devices, private) and the Advisory Board of CISO Global (cyber security managed services, NASDAQ: CISO). Mr. Pollack previously served on the Board of Directors of TiE Tampa (a global entrepreneurship organization) and co-chair of its Florida angel network. He was a founding investor and served as Chairman of the Board of Telepathy Labs (artificial intelligence, private) from inception through Series Seed. He is expert in finance and investing, having built a successful hedge fund business across multiple strategies and industry sectors. Mr. Pollack was Founder and Managing Partner of Bulldog Capital Management, a $1+ billion family of investment funds with a special focus on technology, including early-stage venture investments such as Digital Lightwave (fiber optic data networking, exited via IPO), Inktomi (search engine, exited via IPO), Lynx Therapeutics (DNA sequencing, exited via acquisition, now part of Illumina), Radiant Logic (identity data unification, exited via sale to TA Associates) and Vendio (e-commerce, exited via acquisition by Alibaba).

Mr. Pollack started his career as an investment banker at Goldman Sachs, followed by Drexel Burnham Lambert. He holds an MBA from Harvard Business School; a JD from Harvard Law School; and a Bachelor of Arts, Magna Cum Laude with Distinction in Economics & Political Science, from Yale University.

Mr. Pollack was appointed as a director due to his background in corporate finance.

Ryan Spick

Ryan Spick (45) works with business owners to scale up their companies through analysis and targeted improvements. His proven expertise ranges from determining target audience, market research, branding, developing budgets, estimates, scopes of work to client relations, as well as implementing back-office functions and coordinating with trades. With an extensive background in institutional and commercial construction, Mr. Spick specializes today in planning, strategizing, and managing sophisticated real estate projects from start to finish. He attended the British Columbia Institute of Technology and began his business career in Canada. Mr. Spick is now based in Arizona and is passionate about mountain sports. In 2007, Mr. Spick founded The Dream Builder Group, a personal and business development company helping individuals and professionals to accomplish their ideal lifestyle and optimal success.

Mr. Spick was appointed as a director due to his background in market research and due diligence.

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There are no family relationships between or among the outgoing directors and executive officers and the persons appointed to become directors and executive officers.

Besides as disclosed above, none of the Company’s newly appointed officers and directors have had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

Committee Appointments

As a result of recent departures from the Board and the new appointments, the committees of the Board of Directors currently consist of the following members:

Payam Eshraghian: Member of Audit Committee and member of Compensation Committee.

Ronald J. Pollack: Chair of Audit Committee and member of Compensation Committee.

Ryan Spick: Chair of Compensation Committee and member of Audit Committee.

Nasdaq listing standards require that a majority of the Company’s board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which in the opinion of the Company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that each of Messrs. Eshraghian, Pollack, and Spick are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Item 8.01.	Other Events

On December 22, 2022, Water On Demand, Inc. (“WODI”), entered into a Membership Interest Purchase and Transfer Agreement (the “Purchase Agreement”) with Ka Wai Cheung, Koon Lin Chan, and Koon Keung Chan (each a “Seller”, and collectively, the “Sellers”) and Fortune Rise Sponsor LLC, a Delaware limited liability company and sponsor of the Company (the “Sponsor”), pursuant to which WODI purchased 100 membership interests in the Sponsor (the “Purchased Interests”) from the Sellers, which constitutes 100% of the membership interests in the Sponsor. The Sponsor holds 2,343,750 shares out of 2,443,750 shares of the issued and outstanding shares of Class B Common Stock (the “Class B Common Stock”) of the Company.

In connection with the purchase of the Purchased Interests, the officers and members of the Board of Directors of the Company tendered their resignations (as disclosed above) and WODI, as the holder of a majority of the Class B Common Stock appointed Mr. Ian as the sole director and Chairman of the Board of Directors of the Company.

The Class B Common Stock remain subject to the terms of the Letter Agreement dated November 2, 2021 on the same terms as the other Founder Shares held by the Sponsor and the other parties thereto and are subject to all applicable lock-up restrictions (as described in the Company’s registration statement on Form S-1 (File No.: 333-256511), under the Securities Act of 1933, as amended, relating to the initial public offering of the Company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortune Rise Acquisition Corporation

Date: December 29, 2022	By:	/s/ J. Richard Iler
	Name:	J. Richard Iler
	Title:	Principal Executive Officer

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